As filed with the Securities and Exchange Commission on December 13, 2002
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                               ALLIED IRISH BANKS,
                             public limited company
             (Exact name of registrant as specified in its charter)

IRELAND                                                               13-1774656
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

                             Bankcentre, Ballsbridge
                                Dublin 4 Ireland
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                 Allfirst Financial Inc. 1997 Stock Option Plan
                            (Full Title of the Plan)

                               Gregory K. Thoreson
                    Senior Vice President and General Counsel
                             Allfirst Financial Inc.
                             25 South Charles Street
                            Baltimore, Maryland 21201
                     (Name and address of agent for service)

                                 (410) 244-3800
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED          PROPOSED
                                         MAXIMUM           MAXIMUM
                        AMOUNT           OFFERING          AGGREGATE     AMOUNT OF
TITLE OF SECURITIES     TO BE            PRICE             OFFERING      REGISTRATION
TO BE REGISTERED        REGISTERED(2)    PER SHARE(3)      PRICE(3)      FEE
American Depository
 Shares (1) ..........  5,009,330        $27.10            $135,752,843  $12,490

--------------------

(1)  Each American Depository Share ("ADS") represents two ordinary shares of
     0.32 euro each.

(2) Also includes an indeterminable number of additional ADSs that may be issued pursuant to the anti-dilution provisions of the Plans.

(3) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the ADSs on the New York Stock Exchange for December 11, 2002.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

     The contents of the Registration Statement on Form S-8, Registration No. 333-8212, of Allied Irish Banks, p.l.c. ("AIB"), are incorporated herein by reference. Allfirst Financial Inc. is the successor by merger to First Maryland Bancorp.

Item 8.  Exhibits

4.1 Form of Amended and Restated Depository Agreement between AIB and The Bank of New York, as Depositary (incorporated herein by reference to Exhibit A to AIB's Registration Statement on Form F-6 dated May 12, 1999)

23.1 Consent of PricewaterhouseCoopers, former Accountants and Registered Auditors*

23.2     Consent of KPMG, Accountants and Registered Auditors*

24.1     Powers of Attorney*

--------------------
*    Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland on December 13, 2002.

                                            ALLIED IRISH BANKS, p.l.c.

                                            By:  EUGENE J. SHEEHY
                                                 ----------------
                                                 Eugene J. Sheehy
                                                 Chief Executive, USA Division

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 13, 2002.

SIGNATURE                               TITLE

MICHAEL BUCKLEY*                        Principal Executive Officer and
--------------------------------
Michael Buckley                         Director

GARY KENNEDY*                           Principal Financial Officer and
--------------------------------
Gary Kennedy                            Director

DECLAN MCSWEENEY*                       Principal Accounting Officer
--------------------------------
Declan McSweeney

*By:  MAURICE J. CROWLEY
      ------------------
      Maurice J. Crowley, as
      Attorney-in-Fact

A Majority of the Remaining Directors:

Adrian Burke, Dermot Gleeson, Don Godson, Derek A. Higgs, John B. McGuckian, Carol Moffet, Lochlan Quinn, Michael J. Sullivan


By:  MAURICE J. CROWLEY
     ------------------
     Maurice J. Crowley, as
     Attorney-in-Fact